UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2014

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                                                                           Regulation FD Disclosure.

On January 13, 2014, Demand Media, Inc. (the “Company”) posted an investor presentation containing information about Rightside Group, Ltd. (“Rightside”), a wholly owned subsidiary of the Company that will become a stand-alone public company pursuant to the Company’s planned separation of its domain name services business from its content and media business, as discussed in further detail below.  The investor presentation can be accessed on the investor relations page of the Company’s website at ir.demandmedia.com. The information in the investor presentation shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933.

Item 8.01                                                                                           Other Events.

On January 13, 2014, the Company issued a press release announcing the filing of a Registration Statement on Form 10 (the “Form 10”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s planned separation of its domain name services business from its content and media business.  The Form 10 was filed by Rightside, a wholly owned subsidiary of the Company that was established in connection with the separation.

Following the separation, the Company will continue to operate its content and media business, while Rightside will become the holding company for the Company’s existing domain name services business. The domain name services business includes wholesale and retail ICANN-accredited registrars, an ICANN approved registry that will operate a portfolio of generic Top Level Domains and aftermarket services for premium domain names.

The Form 10 contains a preliminary information statement that includes important information about Rightside and the separation. Certain additional information will be provided by amendment to the Form 10.  A copy of the Form 10 is available at the SEC’s website at www.sec.gov or on the investor relations page of the Company’s website at ir.demandmedia.com.

The separation is subject to a number of conditions including, among others: (i) approval of the separation by the Company’s board of directors; (ii) the Form 10 being declared effective by the SEC; (iii) unless waived by the Company’s board of directors, receipt by the Company of a private letter ruling from the Internal Revenue Service and an opinion from tax counsel substantially to the effect that, among other things, the separation will qualify as a transaction that is tax-free for U.S. federal income tax purposes under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended; and (iv) approval for listing by the national securities exchange on which Rightside decides to list its common stock. There can be no assurance that the separation will ultimately occur or, if it does occur, as to its terms or timing.

The full text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Forward-Looking Statements.  This Current Report, the investor presentation and the press release contain statements that constitute forward-looking statements which can be identified by the use of words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” and “estimate” and similar expressions that do not relate to historical matters. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company or Rightside to differ materially from those anticipated, expected or projected. Such factors include, among others, the Company’s ability to complete the separation of its business.  The Company does not intend to, and undertakes no obligation to, update any forward-looking information to reflect events or circumstances after the date of this Current Report or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01.                                                                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Press Release Announcing Filing of Form 10, dated January 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2014	DEMAND MEDIA, INC.
	By:	/s/ Shawn Colo
Shawn Colo
Interim President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release Announcing Filing of Form 10, dated January 13, 2014